KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET – BROOKLYN, NY 11223 –  TEL (347) 408-0693 –  FAX (347) 602-4686 –

EMAIL: KEITHZHEN@KEITHZHENCPA.COM

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Northern Medical Device, Inc.

We hereby consent to the use of our report dated November 6, 2007, with respect to the financial statements of China Northern Medical Device, Inc. in the Registration Statement on Form SB-2 to be filed on January 4, 2008.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Keith K. Zhen, CPA

Keith K. Zhen, CPA

Brooklyn, New York,

January 4, 2008